Alliance Financial Network
7535 East Hampden Avenue #400
Denver, CO  80231

April 24, 2018
Ga-Du Corporation
C/O Eco Science Solutions
1135 Makawao Avenue
Suite 103-188
Makawao, HI  96768

Attn: John Lewis

Re:             Addendum to Master Marketing Agreement
Partner:     Ga-Du Corporation

Dear John:

Today Alliance Financial Network received final payment outstanding from Ga-Du Corporation thus making effective the Addendum to the MMA originally signed on March 05, 2018.  The addendum included a 10% share of Net Revenues that Alliance Financial Network derives from Colorado business.

Pursuant to Alliance's record books, and accounting, the following amounts have been credited to Alliance: (1) Cumulative eXPOTM Credit Exchange (through April 18, 2018): $6,471,340; (2) Cumulative Cash Pick-Ups (Through April 18, 2018): $1,974,761; and (3) Total Revenue (All Colorado - through April 18, 2018): $83,112.

Amount payable to Ga-Du Corporation is $8,311 (10% of net revenue generated by Colorado Business)

We look forward to further growth in Colorado as well as additional States.

Sincerely,

/s/Larry Lipman
Larry Lipman
President